UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2008

THE ALLSTATE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	1-11840	36-3871531
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

2775 Sanders Road
Northbrook, Illinois	60062
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2008, the Registrant’s Board of Directors elected Don Civgin as the Registrant’s Vice President and Chief Financial Officer, effective September 8, 2008.  He will also serve as Senior Vice President and Chief Financial Officer of Registrant’s Allstate Insurance Company subsidiary and other subsidiaries of Registrant.  A copy of the press release announcing Mr. Civgin’s selection is attached as Exhibit 99 to this report.

Mr. Civgin currently is Executive Vice President and Chief Financial Officer of OfficeMax, Incorporated and has served in this position since 2005.  From 2002 to 2005, he served as Senior Vice President and Chief Financial Officer of General Binding Corporation.

In connection with the selection of Mr. Civgin, the Registrant extended an offer letter, dated August 15, 2008, which was executed by Mr. Civgin on August 18, 2008 and is attached hereto as Exhibit 10.1.  The letter provides that Mr. Civgin’s annual salary will be $550,000; that he will receive one-time awards of $100,000 in cash, 6,300 restricted stock units, and an option to purchase 65,000 shares of the Registrant’s common stock; and that he is guaranteed an annual cash incentive award for 2008, payable in 2009, equal to 80% of his base salary, prorated from September 8, 2008.

Effective September 8, 2008, Samuel H. Pilch’s temporary position as the Registrant’s Acting Vice President and Chief Financial Officer will be terminated.   Mr. Pilch will continue in his role as Controller of the Registrant and Group Vice President and Controller of Allstate Insurance Company.

Section 9 — Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Offer letter, dated August 15, 2008
99	Press release, dated August 20, 2008

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ JENNIFER M. HAGER
	Name:	Jennifer M. Hager
	Title:	Assistant Secretary

Date:  August 22, 2008